Exhibit 10.3

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”) is made as of the 8th day of April, 2016 by and between VIRGINIA HEALTHCARE CENTER, LLC, a Virginia limited liability company, having an address at c/o Gyrodyne, LLC, One Flowerfield, Suite 24, St. James, NY 11780, Attn: Peter Pitsiokos, Chief Operating Officer (“Seller”) and JAG ASSOCIATES, L.L.C., a Virginia limited liability company, having an address 7717 Carlton Place, McLean, VA 22102, Attn: Ambrish Gupta, or its permitted assigns (“Purchaser”).

R E C I T A L S:

A.     Purchaser and Seller entered into that certain Purchase and Sale Agreement dated as of February 4, 2016, as amended by that First Amendment to Purchase and Sale Agreement dated as of February 22, 2016 (collectively, the “Agreement”) pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, that certain Property (as defined in the Agreement) on the terms and conditions set forth therein.

B.     Seller and Purchaser desire to amend certain terms and conditions of the Agreement as hereinafter set forth.

W I T N E S S E T H:

NOW, THEREFORE, and in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser, intending to be legally bound, do hereby agree, and amend the Agreement, as follows:

1.      Section 5.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following: “For a period beginning on the Effective Date and ending at 5:00 p.m. Eastern time on April 25, 2016 (the “Evaluation Period”), Purchaser shall be permitted to evaluate the desirability of the transactions contemplated under this Agreement pursuant to this Article V.”

2.     Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meaning ascribed to such terms in the Agreement.

3.     If any provision of this Amendment is held to be invalid or unenforceable, the same shall not affect the validity or enforceability of any of the other provisions of this Amendment, which shall continue in full force and effect, as if the invalid or unenforceable provision had been deleted.

4.       If any provision of this Amendment conflicts with any provision of the Agreement, the provisions of this Amendment shall be controlling.

5.      The Agreement, as amended by this Amendment, constitutes the entire agreement between the Seller and Purchaser with respect to the subject matter hereof, superseding all, if any, prior verbal discussions or agreements between Seller and Purchaser.

6.     As modified by the terms of this Amendment, all terms and conditions of the Agreement shall continue in full force and effect, and shall bind the parties hereto, and their respective successors and assigns. This Amendment shall become effective only upon its execution and delivery by Seller and Purchaser.

7.      This Amendment may be executed in counterparts, each of which counterparts shall be an original, but all of which counterparts shall constitute one and the same agreement.

[signatures appear on the next page]

IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have respectively executed this Agreement as of the Effective Date.

Date Executed:	SELLER:

April __, 2016	VIRGINIA HEALTHCARE CENTER, LLC, a Virginia limited liability company

	By:	Gyrodyne, LLC its Sole Member

By:
Peter Pitsiokos
Chief Operating Officer

PURCHASER:

April __, 2016	JAG ASSOCIATES, L.L.C., a Virginia limited liability company

By:
Ambrish Gupta
Member

ESCROW AGENT:

April __, 2016	WALKER TITLE, LLC,

By:
Name:
Title